UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2014

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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2300, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 404-853-1400
None
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2014, the Board of Directors (“Board”) of Acuity Brands, Inc. (the “Company”) increased the size of the Board from ten to eleven members and elected W. Patrick Battle to the Board. Mr. Battle was appointed to the class of directors whose term expires at the annual meeting for fiscal year 2016 and appointed to the Governance and Compensation Committees.
Mr. Battle is currently involved in several strategic ventures, including 818 Sports and Entertainment, which is a global, digital media, sports content distribution company. Mr. Battle served as Chairman of IMG College from 2007 until 2011, following the acquisition of The Collegiate Licensing Company (CLC) by IMG Worldwide. Under his leadership, IMG College became the leader in developing and managing integrated licensing, marketing and multimedia rights programs for more than 200 US universities, conferences, bowls, and the NCAA. Prior to joining IMG in 2007, Mr. Battle was president and chief executive officer of CLC, where he worked since 1984. CLC, located in Atlanta, Georgia, is the nation’s oldest and largest marketing agency dedicated to providing domestic and international trademark licensing services to the collegiate market.
The Board determined that Mr. Battle was qualified to serve as a director on the Company’s Board due to his extensive management, operational, and marketing experience.
Mr. Battle will participate in the standard non-employee director compensation arrangements described in the Company’s 2013 proxy statement. In accordance with the standard compensation arrangements, the Board of Directors approved a one-time restricted stock award for Mr. Battle with a value of $20,000 under the Corporation’s 2012 Omnibus Stock Incentive Compensation Plan. The stock award will vest ratably over three years. Additionally, the Company has entered into its standard form of Indemnification Agreement with Mr. Battle that provides for the Company to indemnify directors against all expenses (as defined in the agreement), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director and arising out of the director’s service. The Form of Indemnification Agreement was previously filed with the Commission in a Form 8-K on February 9, 2010.
Item 8.01. Other Events.
On September 26, 2014, the Board of Directors declared a quarterly dividend of 13 cents per share and announced the date of the annual meeting of stockholders. A copy of the related press release is attached as exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated September 26, 2014.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 29, 2014

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated September 26, 2014 (Filed with the Commission as part of this Form 8-K).